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Exhibit 16

                                                 PricewaterhouseCoopers LLP
                                                 Suite 200
                                                 2050 North Woodward Avenue
                                                 Bloomfield Hills, MI 48304-2260
                                                 Telephone (313) 394-6000
                                                 Facsimile (313) 394-3513



October 5, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies/Gentlemen:

We have read the statements made by Bingham Financial Services Corporation (Bingham) as presented on the attachment, which we understand will be filed on October 5, 1999 with the Commission, pursuant to Item 4 of Form 8-K, as part of Bingham's Form 8-K report dated September 30, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very Truly Yours,


PricewaterhouseCoopers LLP



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     Attachment to PricewaterhouseCoopers LLC Letter Dated October 5, 1999

         (a) Previous independent accountants

                  (i) On September 30, 1999, Bingham Financial Services Corporation ("Bingham") dismissed PricewaterhouseCoopers LLP
("PricewaterhouseCoopers") as Bingham's independent accountants.

                  (ii) The reports of PricewaterhouseCoopers on Bingham's financial statements for the years ended September 30, 1997 and 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

                  (iii) The decision not to continue the relationship with PricewaterhouseCoopers was recommended by Bingham's Audit Committee and approved by its Board of Directors.

                  (iv) In connection with its audits for the years ended September 30, 1997 and 1998 and through September 30, 1999, there have been no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference thereto in their report on the financial statements.